THE BRYAN-COLLEGE STATION
                            FINANCIAL HOLDING COMPANY

                    FORM OF WARRANT CERTIFICATE FOR PURCHASE
                            OF SHARES OF COMMON STOCK

                     THIS WARRANT CERTIFICATE IS VOID AFTER
                5:00 P.M., CENTRAL TIME, ON _______________, 2002


Number of Warrants:____________                                      Warrant No.

     This Warrant Certificate certifies that, for value received,



is the registered holder of the number of Warrants (the "Warrants") set forth above. Each Warrant entitles the holder thereof to purchase from The Bryan-College Station Holding Company, a Delaware corporation ("Company"), at any time or from time to time after _____________, 1997 and on or before 5:00 p.m., Central Time, on _____________, 2002 ("Expiration Date"), one (1) share of fully paid and nonassessable Common Stock, $.01 par value ("Common Stock"), of the Company at an exercise price of $12.50 per share, subject to adjustment as provided herein ("Exercise Price"), on the terms set forth herein. As used herein, the term "Warrant Issuance Date" shall mean ________________, 1997.

     1. EXERCISE OF WARRANTS. (a) At any time after the Warrant Issuance Date and prior to the Expiration Date, the Warrants evidenced by this Warrant Certificate may be exercised in whole or in part by presentation and surrender of this Warrant Certificate at the office of the Company with the within contained Subscription Form duly completed and executed and accompanied by payment of the Exercise Price as then in effect by bank draft or cashier's check payable in lawful money of the United States of America for the number of Warrants being exercised. No adjustment shall be made for any cash dividends, whether paid or declared, on any securities issuable upon the exercise of a Warrant.

          (b) Upon receipt of this Warrant Certificate, with the within contained Subscription Form duly completed and executed, accompanied by payment of the Exercise Price of the Warrants being exercised, the Company shall deliver to or upon the order of the registered holder of this Warrant Certificate, in such name or names as such registered holder may designate, a certificate or certificates for the number of full shares of the securities to be purchased, together with any cash due in respect of any fraction of a share of such securities otherwise issuable upon such exercise in accordance with Section 2 hereof. If the Warrant is exercisable to purchase property other than securities, the Company shall take appropriate steps to cause such property to be delivered to or upon the order of the registered holder of this Warrant Certificate.

          (c) Each person in whose name any certificate for securities is issued upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record of the securities represented thereby as of, and such certificate shall be dated, the date upon the Warrant Certificate was duly surrendered in proper form and payment of the Exercise Price was made whether or not the stock transfer books shall be closed on such date.

          (d) If the holder of this Warrant Certificate at any time exercises less than all the Warrants evidenced by this Warrant Certificate, the Company shall issue to such holder a warrant certificate identical in form to this Warrant Certificate, but evidencing a number of Warrants equal to the number of Warrants originally represented by this Warrant Certificate less the number of Warrants previously exercised. Likewise, upon the presentation and surrender of this Warrant Certificate at the office of the Company and at the request of the holder, the Company will, at the option of the holder, issue to the holder in substitution for this Warrant Certificate one or more warrant certificates in identical form and for an aggregate number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

          (e) To the extent that the Warrants evidenced by this Warrant Certificate have not been exercised on or before 5:00 p.m., Central Time, on ____________, 2002, such Warrants shall expire and the rights of the holder shall become void and of no effect.

     2. FRACTIONAL INTERESTS. The Company shall not be required to issue any Warrant Certificate evidencing a fraction of a Warrant or to issue fractions of shares of securities on the exercise of the Warrants. If any fraction of a Warrant or a share of securities would, except for the provisions of this Section, be issuable on the exercise of any Warrant, the Company shall purchase such frraction for an amount in cash equal to the current value of such fraction computed on the basis of the greater of (i) the closing market price (as quoted on National Association of Securities Dealers' Inc. SmallCap Market or National Market System, if applicable), on the trading day immediately preceding the day upon which such Warrant Certificate was surrendered for exercise in accordance with Section 1 hereof, or (ii) the Exercise Price. By accepting a Warrant Certificate, the holder thereof expressly waives any right to receive a Warrant Certificate evidencing any fraction of a Warrant or to receive any fractional share of securities upon exercise of a Warrant.

     3. REGISTRATION. The Company covenants and agrees to take all actions necessary to maintain in effect continuously, from the Warrant Issuance Date through the Expiration Date, the Company's registration statement on Form S-1 (or any other applicable form then in effect) under the Securities Act of 1933, as amended (the "Act"), relating to the shares of Common Stock issuable upon exercise of the Warrants represented by this Warrant Certificate, including, without limitation, the timely filing of the necessary amendments and supplements to such registration statement and the taking of any other action under the law of the United States of America or any political subdivision thereof, so that such securities may be validly issued; and the Company covenants and agrees that it will furnish the holder of this Warrant Certificate, upon each exercise of the Warrants represented hereby, a current prospectus meeting the requirements of Section 10 of the Act and the rules and regulations of the Securities and Exchange Commission thereunder.

     4. ANTIDILUTIVE ADJUSTMENT. The shares of Common Stock purchasable on exercise of the Warrants evidenced by this Warrant Certificate are shares of Common Stock of the Company as constituted as of the Warrant Issuance Date. The number and kind of securities purchasable on the exercise of the Warrants evidenced by this Warrant Certificate, and the Exercise Price, shall be subject to adjustment from time to time upon the happening of certain events, as follows:

          (a) MERGERS, CONSOLIDATIONS AND RECLASSIFICATIONS. In case of any reclassification or change of outstanding securities issuable upon exercise of the Warrants evidenced by this Warrant Certificate at any time after the Warrant Issuance Date (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination to which subsection 4(b) applies), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the surviving corporation and which does not result in any reclassification or change [other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination to which subsection 4(b) applies] of outstanding securities issuable upon exercise of this Warrant), the holder of the Warrants evidenced by this Warrant Certificate shall have, and the Company, or such successor corporation or other entity, shall covenant in the constituent documents effecting any of the foregoing transactions that such holder does have, the right to obtain upon the exercise of the Warrants evidenced by this Warrant Certificate, in lieu of each share of Common Stock, other securities, money or other property theretofore issuable upon exercise of a Warrant, the kind and amount of shares of stock, other securities, money or other property receivable upon such reclassification, change, consolidation or merger by a holder of Common Stock, other securities, money or other property issuable upon exercise of a Warrant as if the Warrants evidenced by this Warrant Certificate had been exercised immediately prior to such reclassification, change, consolidation or merger. The constituent documents effecting any such reclassification, change, consolidation or merger shall provide for any adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this subsection 4(a). The provisions of this subsection 4(a) shall similarly apply to successive reclassifications, changes, consolidations or mergers.

          (b) SUBDIVISIONS AND COMBINATIONS. If the Company, at any time after the Warrant Issuance Date, shall subdivide its shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and the number of shares of Common Stock purchasable upon exercise of the Warrants evidenced by this Warrant Certificate shall be proportionately increased, as at the effective date of such subdivision, or if the Company shall take a record of holders of its Common Stock for the purpose of so subdividing, as at such record date, whichever is earlier. If the Company, at any time after the Warrant Issuance Date, shall combine its shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased, and the number of shares of Common Stock purchasable upon exercise of the Warrants evidenced by this Warrant Certificate shall be proportionately reduced, as at the effective date of such combination, or if the Company shall take a record of holders of its Common Stock for purposes of such combination, as at such record date, whichever is earlier.

          (c) DIVIDENDS AND DISTRIBUTIONS. If the Company at any time after the Warrant Issuance Date shall declare a dividend on its Common Stock payable in stock or other securities of the Company or of any other corporation or other entity, or in property or otherwise than in cash, to the holders of its Common Stock, the holder of a Warrant evidenced by this Warrant Certificate shall, without additional cost, be entitled to received upon any exercise of a Warrant evidenced by this Warrant Certificate, in addition to the Common Stock to which such holder would otherwise be entitled upon such exercise, the number of shares of stock or other securities or property which such holder would have been entitled to receive if he had been a holder immediately prior to the record date for such dividend (or, if no record date shall have been established, the payment date for such dividend) of the number of shares of Common Stock purchasable on exercise of such Warrant immediately prior to such record date or payment date, as the case may be.

          (d) CERTAIN ISSUANCES OF SECURITIES. If the Company at any time after the Warrant Issuance Date shall issue any additional shares of Common Stock (otherwise than as provided in subsections 4(a) through 4(c) of this Warrant Certificate) at a price per share less than the Warrant Exercise Price then in effect, then the Warrant Exercise Price upon each such issuance shall be adjusted to that price determined by multiplying the Warrant Exercise Price by a fraction:

                    i. the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock multiplied by the Warrant Exercise Price, and (2) the consideration, if any, received and deemed received by the Company upon the issuance of such additional shares of Common Stock, and

                    ii. the denominator of which shall be the Warrant Exercise Price multiplied by the total number of shares of Common Stock outstanding immediately after the issuance of such additional shares of Common Stock.

     No adjustments of the Warrant Exercise Price shall be made under this subsection 4(d) upon the issuance of any additional shares of Common Stock that
(y) are issued pursuant to thrift plans, stock purchase plans, stock bonus plans, stock option plans, employee stock ownership plans and other incentive or profit sharing arrangements for the benefit of employees ("Employee Benefit Plans") that otherwise would cause an adjustment under this subsection 4(d); provided, that the aggregate number of shares of Common Stock so issued (including the shares issued pursuant to any options, rights or warrants or convertible or exchangeable securities issued under such Employee Benefit Plans containing the right to purchase shares of Common Stock) after the Warrant Issuance Date pursuant to Employee Benefit Plans shall not exceed 10% of the Company's outstanding Common Stock (on a fully diluted basis using the treasury stock method) at the time of such issuance; or (z) are issued pursuant to any Common Stock Equivalent (i) which was outstanding on the Warrant Issuance Date or (ii) if upon the issuance of any such Common Stock Equivalent, any such adjustments shall previously have been made pursuant to subsection 4(e) or (iii) if no adjustment was required pursuant to subsection 4(e).

               (e) COMMON STOCK EQUIVALENTS. If the Company shall, after the Warrant Issuance Date, issue any security or evidence of indebtedness which is convertible into or exchangeable for Common Stock ("Convertible Security"), or any warrant, option or other right to subscribe for or purchase Common Stock or any Convertible Security, other than pursuant to Employee Benefit Plans (together with Convertible Securities, "Common Stock Equivalent"), or if, after any such issuance, the price per share for which additional shares of Common Stock may be issuable thereunder is amended, then upon each such issuance or amendment the Warrant Exercise Price shall be adjusted as provided in subsection4(d) on the basis that (i) the maximum number of additional shares of Common Stock issuable pursuant to all such Common Stock Equivalents shall be deemed to have been issued as of the earlier of (a) the date on which the Company shall enter into a firm contract for the issuance of such Common Stock Equivalent, or (b) the date of actual issuance of such Common Stock Equivalent; and (ii) the aggregate consideration for such maximum number of additional shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company for the issuance of such additional shares of Common Stock pursuant to such Common Stock Equivalent; provided, however, that no adjustment shall be made pursuant to this subsection 4(e) unless the consideration received and receivable by the Company per share of Common Stock for the issuance of such additional shares of Common Stock pursuant to such Common Stock Equivalent is less than the Warrant Exercise Price. No adjustment of the Warrant Exercise Price shall be made under this subsection 4(e) upon the issuance of any Convertible Security which is issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any adjustment shall previously have been made in the Warrant Exercise Price then in effect upon the issuance of such warrants or other rights pursuant to this subsection 4(e).

               (f) MISCELLANEOUS. The following provisions shall be applicable to the making of adjustments in the Warrant Exercise Price hereinbefore provided in this section 4:

                    i. The consideration received by the Company shall be deemed to be the following: (a) to the extent that any additional shares of Common Stock or any Common Stock Equivalent shall be issued for cash consideration, the consideration received by the Company therefor, or, if such additional shares of Common Stock or Common Stock Equivalent are offered by the Company for subscription, the subscription price, or, if such additional shares of Common Stock or Common Stock Equivalent are sold to underwriters or dealers for public offering without a subscription offering, the public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts, commissions or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issue thereof; (b) to the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors, as evidenced by a certified resolution of the Board of Directors delivered to the holder of this Warrant Certificate setting forth such determination. The consideration for any additional shares of Common Stock issuable pursuant to any Common Stock Equivalent shall be the consideration received by the Company for issuing such Common Stock Equivalent, plus the additional consideration payable to the Company upon the exercise, conversion or exchange of such Common Stock Equivalent. In case of the issuance at any time of any additional shares of Common Stock or Common Stock Equivalent in payment or satisfaction of any dividend upon any class of stock other than Common Stock, the Company shall be deemed to have received for such additional shares of Common Stock or Common Stock Equivalent (which shall not be deemed to be a dividend payable in, or other distribution of, Common Stock under subsection 4(b) above) consideration equal to the amount of such dividend so paid or satisfied.

                    ii. Upon the expiration of the right to convert, exchange or exercise any Common Stock Equivalent the issuance of which effected an adjustment in the Warrant Exercise Price, if any such Common Stock Equivalent shall not have been converted, exercised or exchanged, the number of shares of Common Stock deemed to be issued and outstanding because they were issuable upon conversion, exchange or exercise of any such Common Stock Equivalent shall no longer be computed as set forth above, and the Warrant

         Exercise Price shall forthwith be readjusted and thereafter be the price which it would have been (but reflecting any other adjustments in the Warrant Exercise Price made pursuant to the provisions of
         subsection   4(d)  above  after  the  issuance  of  such  Common  Stock
         Equivalent) had the adjustment of the Exercise Price made upon the issuance or sale of such Common Stock Equivalent been made on the basis of the issuance only of the number of additional shares of Common Stock actually issued upon exercise, conversion or exchange of such Common Stock Equivalent and thereupon only the number of additional shares of Common Stock actually so issued shall be deemed to have been issued and only the consideration actually received by the Company (computed as in subsection 4(f)(i)) shall be deemed to have been received by the Company.

                    iii. The number of shares of Common Stock at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Company or its subsidiaries.

                    iv. For the purposes of this Section 4, the term "shares of Common Stock" shall mean shares of (i) the class of stock designated as the Common Stock of the Company at the date hereof or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. If at any time, because of an adjustment pursuant to subsection 4(a), the Warrants shall entitle the holders to purchase any securities other than shares of Common Stock, thereafter the number of such other securities so purchasable upon exercise of each Warrant and the Warrant Exercise Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 4.

               (g) CALCULATION OF WARRANT EXERCISE PRICE. The Warrant Exercise Price in effect from time to time shall be calculated to four decimal places and rounded to the nearest thousandth.

     5. NOTICE OF ADJUSTMENT TO EXERCISE PRICE. Whenever the Warrant Exercise Price is required to be adjusted as provided in Section 4, the Company shall forthwith compute the adjusted Warrant Exercise Price and shall prepare and mail to the holder hereof a certificate setting forth such adjusted Warrant Exercise Price and showing in reasonable detail the facts upon which such adjustment is based.

     6.   NOTICES TO WARRANT HOLDER. In the event:

          (a) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or sale of all or substantially all of the assets of the Company, or of any reclassification or change of the Common Stock or other securities issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock (or other securities issuable upon the exercise of the Warrants); or

          (b) the Company shall declare any dividend (or any other distribution) on the Common Stock, other than regular cash dividends; or

          (c) the Company shall authorize the granting to the holders of Common Stock of rights or warrants to subscribe for or purchase any shares of any class or series of capital stock; or

          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be sent to the holder of this Warrant Certificate, at least 30 days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, a written notice stating (x) the date for the determination of the holders of record of shares of Common Stock (or other securities issuable upon the exercise of the Warrants) entitled to receive any such dividends or other distribution,
(y) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock (or other securities issuable upon the exercise of the Warrants), or (z) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock (or other securities issuable upon the exercise of the Warrants) shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up.

     7. REPORTS TO HOLDERS. The Company will cause to be delivered, by first-class mail, postage prepaid, to the holder at such holder's address appearing hereon, or such other address as the holder shall specify, a copy of any reports delivered by the Company to the holders of Common Stock.

     8.   COVENANTS OF THE COMPANY. The Company covenants and agrees that:

          (a) During the period within which the Warrants evidenced by this Warrant Certificate may be exercised, the Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock, for the purpose of enabling it to satisfy any obligation to issue shares of Common Stock upon the exercise of the Warrants evidenced by this Warrant Certificate, the number of shares of Common Stock issuable upon the exercise of such Warrants.

          (b) The Company shall pay all expenses, taxes (other than stock transfer taxes or charges) and other charges payable in connection with the preparation, issuance and delivery of new warrant certificates on transfer of the Warrants evidenced by this Warrant Certificate.

          (c) All Common Stock which may be issued upon exercise of the Warrants evidenced by this Warrant Certificate shall upon issuance be validly issued, fully paid, non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

          (d) All original issue taxes payable in respect of the issuance of shares of Common Stock to the registered holder hereof upon the exercise of the Warrants evidenced by this Warrant Certificate shall be borne by the Company; provided, that the Company shall not be required to pay any tax or charge imposed in connection with any transfer involved in the issuance of any certificate representing shares of Common Stock in any name other than that of the registered holder hereof, and in such case the Company shall not be required to issue or deliver any certificate representing shares of Common Stock until such tax or other charge has been paid or it has been established to the Company's satisfaction that no such tax or charge is due.

     9. NO RIGHTS AS STOCKHOLDER. The holder of the Warrants evidenced by this Warrant Certficate shall not, by virtue of holding such Warrants, be entitled to any rights of a stockholder of the Company either at law or in equity, and the rights of the holder of the Warrants evidenced by this Warrant Certificate are limited to those expressed herein.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed this _____ day of ___________________, 1997 by its President and Secretary, thereunto duly authorized.

                                       THE BRYAN-COLLEGE STATION
                                       FINANCIAL HOLDING COMPANY

                                       By:
                                           -------------------------------------
                                                J. Stanley Stephen
                                                President

ATTEST:



-------------------------
Charles Neeley
Secretary

                                SUBSCRIPTION FORM
[To  be  executed  on  exercise  of  the  Warrants  evidenced  by  this  Warrant
Certificate]

TO:      The Bryan-College Station Financial Holding Company

         The undersigned, the holder of the Warrants evidenced by the attached Warrant Certificate, hereby irrevocably elects to exercise the purchase right evidenced by such Warrant Certificate for, and to purchase thereunder, shares of Common Stock of The Bryan-College Station Financial Holding Company and herewith makes payment of ____________ ($ ) for those shares, and requests that the certificate representing those shares be issued in the name of
_____________________   and   delivered  to   ____________,   whose  address  is
__________________________________ Dated: ____________________________________

                                            ------------------------------------
                                            Signature(s) of Registered Holder(s)
                                            Note:  The above  signature(s)  must
                                            correspond  with the name as written
                                            on  the   face   of   this   Warrant
                                            Certificate  in  every   particular,
                                            without alteration or enlargement or
                                            any change whatsoever.

--------------------------------------------------------------------------------
                                  TRANSFER FORM
[To be executed only upon transfer of the Warrants evidenced by this Warrant Certificate]

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________ the Warrants represented by the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________________________ Attorney-in-Fact, to transfer same on the books of the Company with full power of substitution in the premises.

     Dated:
           -----------   ------------------------------------


                                            ------------------------------------
                                            Signature(s) of Registered Holder(s)
                                            Note:  The above  signature(s)  must
                                            correspond  with the name as written
                                            on  the   face   of   this   Warrant
                                            Certificate  in  every   particular,
                                            without alteration or enlargement or
                                            any change whatsoever.

WITNESS:


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